UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Cortex Pharmaceuticals, Inc. (the “Company”) has previously furnished via Current Reports on Form 8-K iterations of a slide presentation that it has also posted and updated on its website and shared with various interested parties and presented at conferences and in other contexts. The most recent version of this presentation was filed on a Current Report on Form 8-K/A filed May 18, 2015. Since that filing, the Company’s plans have continued to develop and the Company has accordingly decided to update the slide presentation, specifically to reflect the revised anticipated timing of certain milestones and targets listed therein, in connection with its attendance at the National Angel-VC Summit & Growth Capital Forum being hosted at the Yale Club New York on July 9, 2015. At that forum, and thereafter, the Company may provide the updated slide presentation to interested parties. The updated slide presentation will also be available on the Company’s website.

The updated slide presentation that the Company will be using at the conference is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2015	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Arnold S. Lippa
Arnold S. Lippa President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Slide Presentation (furnished herewith).